Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mitel Networks

Ontario, CA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Mitel Networks Corporation of our report dated March 3, 2015, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which report is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

May 13, 2016